UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2008
Biogen Idec Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission file number)	33-0112644 (IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)
Registrant’s telephone number, including area code (617) 679-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01  Other Events.
     On December 11, 2008, relevant regulatory agencies were notified of a confirmed case of progressive multifocal leukoencephalopathy (PML) in a multiple sclerosis (MS) patient treated with TYSABRI in the commercial setting in the European Union as part of TYGRIS: TYSABRI® Global Observational Program in Safety — ROW. Additional information about this case is set forth below.
•	The diagnosis was made based upon the detection of JC Virus (JCV) DNA in the cerebrospinal fluid (CSF) in the setting of clinical signs, symptoms and magnetic resonance imaging (MRI) findings consistent with the diagnosis of PML.

•	Background:
–	Patient has a history of MS and prior disease modifying therapies, including beta-interferons;

–	Patient received approximately 26 months of TYSABRI monotherapy;

–	Clinical vigilance led to early identification of signs and symptoms of possible PML and clinical evaluation which included MRI scanning and CSF testing;

–	Patient is under the care of patient’s treating physician.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.
By:	/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: December 15, 2008